FOR RELEASE	Contact:
	(Analysts) Kevin Kalicak	(407) 245-5870
	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS STRONG THIRD QUARTER RESULTS;
INCREASES EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR;
AND DECLARES REGULAR QUARTERLY DIVIDEND

ORLANDO, Fla., Mar. 20, 2015 - Darden Restaurants, Inc. (NYSE: DRI) today reported its financial results for the third quarter ended February 22, 2015.

Third Quarter 2015 Financial Highlights Versus Same Period a Year Ago

•	Total sales from continuing operations in the third quarter increased 6.9% to $1.73 billion

•	Adjusted earnings per diluted share* increased 39% to $0.99

•	On a GAAP basis, earnings per diluted share increased 55% to $1.01

•	Combined Darden comparable same-restaurant sales for the quarter were +3.6%:

◦	+2.2% for Olive Garden

◦	+5.4% for LongHorn Steakhouse

◦	+5.4% for Yard House

◦	+6.1% for The Capital Grille

◦	+5.2% for Seasons 52

◦	+3.2% for Bahama Breeze

◦	+9.6% for Eddie V’s

•	The company projects fourth quarter earnings per diluted share of $0.91 to $0.94

•	The Board of Directors declared a regular dividend of $0.55 per share to be paid in the fourth quarter

* See the ‘Adjustments to Earnings Per Share’ section below for more details

“We delivered solid improvement in our financial results this quarter thanks to the hard work our teams are doing to grow same-restaurant sales and control costs,” said Darden CEO Gene Lee. “Our strategy of getting back to basics and elevating the food, service, and atmosphere in our restaurants in order to deliver the best possible guest experience is driving these sales and profitability improvements. I’m proud of the increased engagement and effort of our teams and the momentum we have created, but we still have progress to make.”

Adjustments to Earnings Per Share

•	Reported net earnings per diluted share from continuing operations for the third quarter were positively impacted by approximately $0.02. This includes approximately:

◦	+5 cents of tax benefits related to the final disposition of our interest in the aquaculture investment

◦	-2 cents related to impairments of excess land parcels held for sale

◦	-1 cent for other strategic action costs associated with the evaluation of our real estate portfolio

•	Excluding adjustments, earnings per diluted share were $1.01

Fiscal 2015 Third Quarter Operating Summary Versus Same Period a Year Ago

•	Olive Garden grew total sales by 3.0% to $957 million

◦	Added nine net new restaurants

◦	Increased operating profit and profit as a percentage of sales

•	LongHorn grew total sales by 11.4% to $404 million

◦	Added 25 net new restaurants

◦	Increased operating profit and profit as a percentage of sales

•	Specialty Restaurants grew total sales by 14.7% to $367 million

◦	Added 16 net new restaurants

◦	Increased operating profit and profit as a percentage of sales

Fiscal Month U.S. Same-Restaurant Sales Results

Olive Garden	December	January	February
Same-Restaurant Sales	2.4%	2.5%	1.6%
Same-Restaurant Traffic	-0.8%	-1.1%	-3.0%
Pricing	1.6%	1.6%	1.8%
Menu-mix	1.6%	2.0%	2.8%

LongHorn Steakhouse	December	January	February
Same-Restaurant Sales	4.4%	9.2%	2.8%
Same-Restaurant Traffic	0.3%	5.4%	-1.8%
Pricing	2.1%	2.2%	2%
Menu-mix	2.0%	1.6%	2.6%

Note: The Company estimates that less severe winter weather positively impacted these same-restaurant sales results by 210 basis points in fiscal December and 110 basis points in fiscal January and more severe winter weather negatively affected fiscal February same-restaurant sales by 30 basis points.

Fiscal 2015 Financial Outlook
The company projects fourth quarter earnings per diluted share of $0.91 to $0.94, an increase of between 69% and 74% from the fourth quarter of 2014 and has increased expectations for fiscal 2015. The current projected range for annual adjusted earnings per diluted share is projected to be between $2.45 and $2.48 (or $1.50 and $1.53 on an unadjusted basis) an increase of between 43% and 45% from fiscal 2014, which reflects the impact of the accelerated share repurchase program on our annual weighted average share count. This reflects the expectation that the Company’s combined U.S. same-restaurant sales growth this fiscal year will be 2.0% to 2.5% and the positive $0.05 per share impact of a 53rd operating week in the fiscal year.

Fiscal 2015 Reported to Adjusted Earnings Reconciliation
	Q3	Q4E*	AnnualE*
Diluted Net EPS from Continuing Operations	$1.01	$0.91 - $0.94	$1.50 - $1.53
Red Lobster-Related Shared Support Costs	0.00		0.02
Other Strategic Action Plan Costs	0.01		0.12
Debt Breakage Costs	0.00		0.42
Asset Impairments and Other One-Time Costs	(0.03)		0.40
Adjusted Diluted Net EPS from Continuing Operations	$0.99	$0.91 - $0.94	$2.45 - $2.48
Adjusted FY15 EPS vs FY14 Adjusted EPS	$0.28	$0.37 - $0.40	$0.74 - $0.77
* Reflects the additional operating week vs FY14

Dividend Declared
Darden’s Board of Directors declared a regular quarterly cash dividend of $0.55 per share on the Company’s outstanding common stock. The dividend is payable on May 1, 2015 to shareholders of record at the close of business on April 10, 2015.

Investor Conference Call
The Company will host its Fiscal 2015 Third Quarter conference call on Friday, March 20, 2015 at 8:30 am ET. The conference call will be broadcast live over the Internet. Gene Lee, CEO, and other senior management invite you to listen to a discussion of third quarter results. To listen to the call live, please go to http://www.videonewswire.com/event.asp?id=101839 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-800-369-3182 and enter passcode 9026320. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post a supplemental presentation on the Investors section of our website at: www.darden.com that provides more context on our third quarter results.

About Darden
Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate over $6.3 billion in annual sales. Headquartered in Orlando, Florida, and employing more than 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands -Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to achieve Darden's strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures are included in this release and can be found under the “Financial Information” section of the “Investors” section of the Company’s website (www.darden.com).

Reported to Adjusted Earnings Reconciliation
	Q3 2014	Q3 2015	% Change
Diluted Net EPS from Continuing Operations	$0.65	$1.01	55%
Red Lobster-Related Shared Support Costs	$0.04	$0.00
Other Strategic Action Plan Costs	$0.01	$0.01
Asset Impairments and Other One-Time Costs	$0.01	$(0.03)
Adjusted Diluted Net EPS from Continuing Operations	$0.71	$0.99	39%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

2/22/15		2/23/14
839	Olive Garden USA	830
6	Olive Garden Canada	6
845	Total Olive Garden	836
478	LongHorn Steakhouse	453
55	The Capital Grille	53
36	Bahama Breeze	37
42	Seasons 52	38
15	Eddie V's	13
57	Yard House	48
—	Other	4
1,528	Darden Continuing Operations	1,482

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/22/2015	2/23/2014	2/22/2015	2/23/2014
Sales	$1,730.9	$1,618.5	$4,885.7	$4,635.5
Costs and expenses:
Cost of sales:
Food and beverage	530.7	485.5	1,518.2	1,386.6
Restaurant labor	535.6	508.9	1,550.7	1,491.9
Restaurant expenses	276.0	271.4	825.7	795.9
Total cost of sales (1)	$1,342.3	$1,265.8	$3,894.6	$3,674.4
Selling, general and administrative	134.2	154.2	484.6	494.3
Depreciation and amortization	79.6	76.3	238.4	226.0
Interest, net	23.3	33.1	168.3	98.8
Asset impairment, net	4.4	—	51.0	1.2
Total costs and expenses	$1,583.8	$1,529.4	$4,836.9	$4,494.7
Earnings before income taxes	147.1	89.1	48.8	140.8
Income tax (benefit) expense	18.7	2.5	(29.5)	5.9
Earnings from continuing operations	$128.4	$86.6	$78.3	$134.9
Earnings from discontinued operations, net of tax expense of $3.1, $9.4, $322.4 and $22.6, respectively	5.4	23.1	525.9	64.8
Net earnings	$133.8	$109.7	$604.2	$199.7

Basic net earnings per share:
Earnings from continuing operations	$1.03	$0.66	$0.61	$1.03
Earnings from discontinued operations	0.04	0.18	4.10	0.50
Net earnings	$1.07	$0.84	$4.71	$1.53
Diluted net earnings per share:
Earnings from continuing operations	$1.01	$0.65	$0.60	$1.02
Earnings from discontinued operations	0.04	0.17	4.04	0.48
Net earnings	$1.05	$0.82	$4.64	$1.50
Average number of common shares outstanding:
Basic	124.6	131.3	128.2	130.7
Diluted	126.9	133.4	130.1	132.9

(1) Excludes restaurant depreciation and amortization as follows:	$73.8	$70.8	$219.8	$209.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/22/2015	5/25/2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$436.2	$98.3
Receivables, net	64.0	83.8
Inventories	172.8	196.8
Prepaid income taxes	15.5	10.9
Prepaid expenses and other current assets	73.5	72.3
Deferred income taxes	174.5	124.0
Assets held for sale	45.4	1,390.3
Total current assets	$981.9	$1,976.4
Land, buildings and equipment, net	3,288.5	3,381.0
Goodwill	872.4	872.5
Trademarks	574.6	574.6
Other assets	285.5	296.2
Total assets	$6,002.9	$7,100.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$186.0	$233.1
Short-term debt	—	207.6
Accrued payroll	125.7	125.7
Accrued income taxes	116.3	—
Other accrued taxes	49.1	64.5
Unearned revenues	379.8	299.7
Current portion of long-term debt	15.0	15.0
Other current liabilities	478.9	457.4
Liabilities associated with assets held for sale	—	215.5
Total current liabilities	$1,350.8	$1,618.5
Long-term debt, less current portion	1,461.7	2,481.4
Deferred income taxes	321.0	286.1
Deferred rent	221.0	206.2
Obligations under capital leases, net of current installments	50.1	52.0
Other liabilities	360.5	299.6
Total liabilities	$3,765.1	$4,943.8
Stockholders’ equity:
Common stock and surplus	$1,338.8	$1,302.2
Retained earnings	989.0	995.8
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(77.8)	(128.1)
Unearned compensation	(4.4)	(5.2)
Total stockholders’ equity	$2,237.8	$2,156.9
Total liabilities and stockholders’ equity	$6,002.9	$7,100.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/22/2015	2/23/2014
Cash flows—operating activities
Net earnings	$604.2	$199.7
Earnings from discontinued operations, net of tax	(525.9)	(64.8)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	238.4	226.0
Stock-based compensation expense	41.3	33.2
Change in current assets and liabilities and other, net	198.0	112.3
Net cash provided by operating activities of continuing operations	$556.0	$506.4
Cash flows—investing activities
Purchases of land, buildings and equipment	(230.1)	(337.5)
Proceeds from disposal of land, buildings and equipment	24.8	1.6
Increase in other assets	(3.5)	(14.0)
Net cash used in investing activities of continuing operations	$(208.8)	$(349.9)
Cash flows—financing activities
Proceeds from issuance of common stock	107.1	43.8
Income tax benefits credited to equity	9.1	9.5
Dividends paid	(209.3)	(215.7)
Repurchases of common stock	(502.3)	(0.5)
ESOP note receivable repayment	0.8	0.7
(Repayments) proceeds from issuance of short-term debt, net	(207.6)	17.0
Repayment of long-term debt	(1,065.9)	—
Payment of debt issuance costs	—	(1.4)
Principal payments on capital leases	(1.7)	(1.5)
Proceeds from financing lease obligation	93.1	—
Net cash used in financing activities of continuing operations	$(1,776.7)	$(148.1)
Cash flows—discontinued operations
Net cash (used in) provided by operating activities of discontinued operations	(216.6)	160.3
Net cash provided by (used in) investing activities of discontinued operations	1,984.0	(129.9)
Net cash provided by discontinued operations	$1,767.4	$30.4

Increase in cash and cash equivalents	337.9	38.8
Cash and cash equivalents - beginning of period	98.3	88.2
Cash and cash equivalents - end of period	$436.2	$127.0